Exhibit 24.1

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint each of John R. Buran, Maria A. Grasso, and David W. Fry, with full power of substitution, his or her true and lawful attorney-in-fact and agent to execute in his or her name (whether on behalf of Flushing Financial Corporation (the “Company”) or as an officer or director of the Company) the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to shares of the Company’s Common Stock issuable under the Flushing Savings Bank, FSB 401(k) Savings Plan, including without limitation, any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission.  Each such attorney-in-fact and his or her substitutes shall have and may exercise all powers to act hereunder as the undersigned could do in person.  The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 20th day of October, 2009.

/s/ John R. Buran	/s/ Michael J. Hegarty
John R. Buran	Michael J. Hegarty
/s/ Gerard P. Tully, Sr.	/s/ John J. McCabe
Gerard P. Tully, Sr.	John J. McCabe
/s/ David W. Fry	/s/ Vincent F. Nicolosi
David W. Fry	Vincent F. Nicolosi
/s/ James D. Bennett
James D. Bennett	Donna M. O’Brien
/s/ Steven J. D’Iorio	/s/ John E. Roe, Sr.
Steven J. D’Iorio	John E. Roe, Sr.
/s/ Louis C. Grassi
Louis C. Grassi	Michael J. Russo
/s/ Sam Han
Sam Han